Exhibit 99.3


            Consent of Independent Registered Public Accounting Firm
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The Board of Directors and Stockholders
Cytec Industries Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-80710, 33-83576, 33-85666, 333-62287, 333-11121, 333-45577,
333-107221 and 333-122195) and in the registration statements on Form S-3 (Nos. 333-51876, 333-52011 and 333-3808) of Cytec Industries Inc. of our report dated February 17, 2005, except as to Notes 1B, 1N, 1P, 6, 8, 11 and 16, which are as of June 13, 2005 with respect to the consolidated balance sheets of Cytec Industries Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, which report appears in the Current Report on Form 8-K of Cytec Industries Inc. dated June 13, 2005.

Our report on the consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations," effective January 1, 2003 and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002.

/s/ KPMG LLP
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Short Hills, New Jersey
June 13, 2005


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